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                         DRUEN, DIETRICH, REYNOLDS & KOOGLER
                                   ATTORNEYS AT LAW
                                 ONE NATIONWIDE PLAZA
                                 COLUMBUS, OHIO 43216

                                   (614) 249-7617
                              FACSIMILE: (614) 249-2418

December 24, 1997


VIA EDGAR

Nationwide Life and Annuity Insurance Company
One Nationwide Plaza
Columbus, OH  43216

Ladies and Gentlemen:

We have prepared the Registration Statement filed with the United States Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, Corporate Variable Universal Life Insurance Policies to be sold by Nationwide Life and Annuity Insurance Company (the "Company") and to be issued and administered through Nationwide VL Separate Account-C. In connection therewith, we have examined the Articles of Incorporation and Code of Regulations of the Company, minutes of meetings of the Board of Directors, pertinent provisions of federal and Ohio laws, together with such other documents as we have deemed relevant for the purposes of this opinion. Based on the foregoing, it is our opinion that:

1. The Company is a stock life insurance company duly organized and validly existing under the laws of the State of Ohio and duly authorized to issue and sell life, accident and health insurance and annuity contracts.

2. Nationwide VL Separate Account-C has been properly created and is a validly existing separate account pursuant to the laws of the State of Ohio.

3. The issuance and sale of the Corporate Variable Universal Life Insurance Policies have been duly authorized by the Company. When issued and sold in the manner stated in the prospectus constituting a part of the Registration Statement, the policies will be legal and binding obligations of the Company in accordance with their terms, except that clearance must be obtained, or the policy must be approved, prior to the issuance thereof in certain jurisdictions.

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Nationwide Life and Annuity Insurance Company
December 29, 1997
Page 2

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Opinions" in the prospectus contained in the Registration Statement.

Very truly yours,

DRUEN, DIETRICH, REYNOLDS & KOOGLER


/s/ Brian M. Bacon

Brian M. Bacon